Exhibit 10(h)

			  RADIAN CORPORATION
		SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



			   TABLE OF CONTENTS

								   PAGE

INTRODUCTION    . . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE I  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . .1

     1.1   Compensation Committee . . . . . . . . . . . . . . . . . .1
     1.2   Normal Retirement Date . . . . . . . . . . . . . . . . . .1
     1.3   Participant. . . . . . . . . . . . . . . . . . . . . . . .1
     1.4   Plan . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.5   Plan Year. . . . . . . . . . . . . . . . . . . . . . . . .2
     1.6   Radian . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.7   Targeted Benefit . . . . . . . . . . . . . . . . . . . . .2
     1.8   Trust. . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.9   Year of Service. . . . . . . . . . . . . . . . . . . . . .2

ARTICLE 2  PARTICIPATION. . . . . . . . . . . . . . . . . . . . . . .2

ARTICLE 3  VESTING. . . . . . . . . . . . . . . . . . . . . . . . . .3

     3.1   General Vesting Provisions . . . . . . . . . . . . . . . .3
     3.2   Special Vesting and Forfeiture Provisions. . . . . . . . .3

ARTICLE 4  BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . .4

     4.1   Retirement at Normal Retirement Date . . . . . . . . . . .4
     4.2   Retirement After Normal Retirement Date. . . . . . . . . .4
     4.3   Early Retirement . . . . . . . . . . . . . . . . . . . . .4
     4.4   Termination of Employment - Prior to Age 55. . . . . . . .5
     4.5   Termination of Employment - Death. . . . . . . . . . . . .5
     4.6   Termination of Employment - Gross Negligence
	   or Criminal Misconduct . . . . . . . . . . . . . . . . . .5
     4.7   Termination of Employment - Covenant Not to
	   Compete. . . . . . . . . . . . . . . . . . . . . . . . . .6
     4.8   Benefit Form for Married Participants. . . . . . . . . . .6

ARTICLE 5  FUNDING AND ACTUARIAL CONSIDERATIONS . . . . . . . . . . .6

     5.1   General Considerations . . . . . . . . . . . . . . . . . .6
     5.2   Actuarial Considerations . . . . . . . . . . . . . . . . .7

ARTICLE 6  PLAN ADMINISTRATION. . . . . . . . . . . . . . . . . . . .7

     6.1   Compensation Committee . . . . . . . . . . . . . . . . . .7
     6.2   Consultants. . . . . . . . . . . . . . . . . . . . . . . .7



ARTICLE 7  AMENDMENT AND TERMINATION. . . . . . . . . . . . . . . . .8

     7.1   Amendment. . . . . . . . . . . . . . . . . . . . . . . . .8
     7.2   Termination. . . . . . . . . . . . . . . . . . . . . . . .8

ARTICLE 8  CLAIMS PROCEDURE . . . . . . . . . . . . . . . . . . . . .8

     8.1   Claims . . . . . . . . . . . . . . . . . . . . . . . . . .8
     8.2   Notice of Decision . . . . . . . . . . . . . . . . . . . .8
     8.3   Content of Notice. . . . . . . . . . . . . . . . . . . . .9
     8.4   Appeal Procedure . . . . . . . . . . . . . . . . . . . . .9
     8.5   Review Procedure . . . . . . . . . . . . . . . . . . . . .9
     8.6   Disputes . . . . . . . . . . . . . . . . . . . . . . . . 10
     8.7   Appeals Committee. . . . . . . . . . . . . . . . . . . . 10

ARTICLE 9  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . 10

     9.1   Employment Status. . . . . . . . . . . . . . . . . . . . 10
     9.2   No Employment Rights . . . . . . . . . . . . . . . . . . 10
     9.3   No Salary Reduction. . . . . . . . . . . . . . . . . . . 10
     9.4   Creditor Status. . . . . . . . . . . . . . . . . . . . . 10
     9.5   Rights to Benefits . . . . . . . . . . . . . . . . . . . 10
     9.6   Antialienation . . . . . . . . . . . . . . . . . . . . . 10
     9.7   Change in Corporate Structure. . . . . . . . . . . . . . 11
     9.8   Indemnification. . . . . . . . . . . . . . . . . . . . . 11
     9.9   Binding Effect . . . . . . . . . . . . . . . . . . . . . 11
     9.10  Governing Law. . . . . . . . . . . . . . . . . . . . . . 11
     9.11  Number and Gender. . . . . . . . . . . . . . . . . . . . 11




				  ii

			  RADIAN CORPORATION

		SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


			     INTRODUCTION

     WHEREAS, Radian Corporation ("Radian") desires to retain the services of and to provide rewards and incentives to members of a select group of management employees who contribute to the success of Radian;

     WHEREAS, the Radian Corporation Supplemental Executive Retirement Plan (the "Plan"), as set forth herein, is intended to provide supplemental retirement benefits to certain management employees who have been selected in accordance with the provisions of the Plan, who meet certain requirements and conditions necessary to obtain benefits under the Plan and who, in general, retire from Radian after attaining age 55 for reasons other than death;

     WHEREAS, the Plan's supplemental benefits shall be as provided herein; and

     WHEREAS, it is contemplated that benefits under the Plan will be paid through the Trust under the Radian corporation
Supplemental Executive Retirement Plan;

     NOW, THEREFORE, effective January 1, 1991, Radian hereby adopts the Plan set forth in this document.

			       ARTICLE 1

			      DEFINITIONS

     Where the following words and phrases appear in the Plan, they shall have the meanings specified below unless a different meaning is clearly required by the context.

     1.1   Compensation Committee. The term "Compensation
Committee" refers to the compensation committee of the Board of Directors of Radian, which will administer the Plan.

     1.2   Normal- Retirement Date. A Participant's "Normal
Retirement Date" is the day of the Participant's 65th birthday.

     1.3 Participant. The term "Participant" refers to a management employee of Radian who is selected to participate in the Plan under the provisions of Article 2.

     1.4   Plan. "Plan" refers to the Radian Corporation
Supplemental Executive Retirement Plan.

     1.5 Plan Year. A "Plan Year" is the period from January 1 through December 31, annually, beginning January 1, 1991.

     1.6 Radian. The term "Radian" refers to Radian Corporation, a Texas corporation.

     1.7 Targeted Benefit. With respect to each current Participant hereunder, the term "Targeted Benefit" shall be, and shall conclusively be deemed to be, the amount set forth following the employee number that Radian has assigned to the Participant under the "Targeted Benefit" column on Exhibit A, which is attached hereto and incorporated herein for all purposes. With respect to any management employee of Radian who may in the future be selected to participate in the Plan under the provisions of Article 2, such Participant's "Targeted Benefit" shall be the amount set forth in the written notice that Radian gives to the Participant advising him that he has been selected to participate in the Plan and in the written notice that Radian gives to the Trustee of the Trust advising that the management employee has been selected to participate in the Plan.

     1.8   Trust. "Trust" refers to the Trust under the Radian
Corporation Supplemental Executive Retirement Plan, the assets of which are subject to the claims of Radian's creditors in the event of Radian's insolvency as determined therein.

     1.9 Year of Service. The term "Year of Service" refers to each consecutive 12-month period beginning on the date that a Participant becomes an employee of Radian during which the Participant is employed on a full-time basis.

			       ARTICLE 2

			     PARTICIPATION

     Eligibility of Radian's management employees for participation in the Plan shall be determined, on an individual basis, in the sole and absolute discretion of the Board of Directors of Radian. Radian shall give written notice to those management employees who have been selected to participate in the Plan.
			     ARTICLE 3

			      VESTING

     3.1 General Vesting Provisions. Except as provided in Sections 3.2, 4.4, 4.5, 4.6, 4.7 and 7.2, a Participant's vested interest in his Targeted Benefit, which shall be based on the Participant's Years of Service (as defined in Section 1.9), shall be determined in accordance with the following schedule:

				       Vested Percentage
		  Participant's        of Participant's
		  Years of Service     Targeted Benefit

		  Less Than 10                0%
		      10                     40%
		      11                     46%
		      12                     52%
		      13                     58%
		      14                     64%
		      15                     70%
		      16                     76%
		      17                     82%
		      18                     88%
		      19                     94%
		      20 or More             100%

     3.2 Special Vesting and Forfeiture Provisions. Notwithstanding the provisions of Section 3.1, (a) any Participant whose full-time employment with Radian terminates for any reason prior to his attaining the age of 55 shall not be entitled to benefits under the Plan; (b) except as provided in
(c), (d) and (e) of this Section 3.2 and in Section 7.2, a Participant shall become 100 percent vested in his Targeted Benefit upon the Participant's Normal Retirement Date, if at that time the Participant is employed by Radian on a full-time basis;
(c) any Participant whose employment with Radian terminates as a result of his gross negligence, as determined in the sole and absolute discretion of the Compensation Committee, or as a result of his criminal misconduct, as determined in the sole and absolute discretion of the Compensation Committee, shall not be entitled to benefits under the Plan (even if such Participant's employment terminates after his Normal Retirement Date or after the Plan is terminated under the provisions of Section 7.2); (d) any Participant whose employment with Radian terminates and who does not execute a covenant not to compete with Radian that contains terms satisfactory to the Compensation Committee, as determined in its sole and absolute discretion, shall not be entitled to benefits under the Plan (even if such Participant's employment terminates after his Normal Retirement Date or after the Plan is terminated under the provisions of Section 7.2); and
(e) the estate, personal representative, heirs, or assigns of any Participant who dies while in the employ of Radian shall not be entitled to benefits under the Plan (even if such Participant dies after his Normal Retirement Date or after the Plan is terminated under the provisions of Section 7.2).


			       ARTICLE 4

			       BENEFITS

     4.1 Retirement at Normal Retirement Date. Except as provided in Sections 4.5, 4.6, 4.7 and 4.8, if a Participant terminates employment with Radian after he attains his Normal Retirement Date and during the Plan Year in which he attains his Normal Retirement Date, his vested Targeted Benefit shall be paid to him at the and of each Plan Year that occurs during the Participant's life (each December 31 that occurs during the Participant's life), beginning at the end of the Plan Year in which the Participant attains his Normal Retirement Date.

     4.2 Retirement After Normal Retirement Date. Except as provided in Sections 4.5, 4.6, 4.7 and 4.8, if a Participant terminates his employment with Radian after the end of the Plan Year in which he attains his Normal Retirement Date, his vested Targeted Benefit, which is actuarially equivalent (as determined under Section 5.2) to the payments to which the Participant would have been entitled beginning at the end of the Plan Year in which the Participant attained his Normal Retirement Date under the provisions of Section 4.1 had the Participant terminated his employment with Radian after his Normal Retirement Date and during the Plan Year in which he attained his Normal Retirement Date and which is actuarially increased to reflect deferred payment beginning after the end of the Plan Year in which the Participant attains his Normal Retirement Date, shall be paid to him at the end of each Plan Year that occurs during the Participant's life (each December 31 that occurs during the Participant's life), beginning at the end of the Plan Year in which the Participant's employment with Radian terminates.

     4.3 Early Retirement. If a Participant terminates his employment with Radian after the Participant attains age 55 but before the Participant's Normal Retirement Date, the benefit to be paid to the Participant shall be determined by multiplying the Participant's vested Targeted Benefit by the "Percentage of the Participant's vested Targeted Benefit" determined under the schedule set forth below. Except as provided in Sections 4.5, 4.6
4.7 and 4.8, a Participant's benefit, to be determined and paid under the provisions of this Section 4.3, shall be paid to him at the end of each Plan Year that occurs during the Participant's life (each December 31 that occurs during the Participant's life), beginning at the end of the Plan Year in which the Participant's employment with Radian terminates. The "Percentage of the Participant's Vested Targeted Benefit," which shall be based on the Participant's attained age at his termination of employment with Radian, shall be determined in accordance with the following schedule:

    Participant's Attained       Percentage of the Participant's
      Age at Termination                Vested  Targeted
	 of Employment                       Benefit

	      55                               70%
	      56                               73%
	      57                               76%
	      58                               79%
	      59                               82%
	      60                               85%
	      61                               88%
	      62                               91%
	      63                               94%
	      64                               97%

     4.4 Termination of Employment - Prior to Age 55. Any other provision of the Plan to the contrary notwithstanding, if a Participant's employment with Radian terminates before he attains age 55, he shall not be entitled to benefits under the Plan.

     4.5 Termination of Employment - Death. Any other provision of the Plan to the contrary notwithstanding, if a Participant dies while in the employ of Radian, he shall not be entitled to benefits under the Plan (even if the Participant dies after attaining his Normal Retirement Date or after the Plan is terminated under the provisions of Section 7.2).

     4.6 Termination of Employment - Gross Negligence or Criminal Misconduct. Any other provision of the Plan to the contrary notwithstanding, if a Participant's employment with Radian terminates as a result of his gross negligence, as determined in the sole and absolute discretion of the Compensation Committee, or as a result of his criminal misconduct, as determined in the sole and absolute discretion of the Compensation Committee, he shall not be entitled to benefits under the Plan (even if such Participant's employment terminates after his Normal Retirement Date or after the Plan is terminated under the provisions of Section 7.2).

     4.7 Termination of Employment - Covenant Not to Compete. Any other provision of the Plan to the contrary notwithstanding, if a Participant's employment with Radian terminates and the Participant does not execute a covenant not to compete with Radian that contains terms satisfactory to the Compensation Committee, as determined in its sole and absolute discretion, he shall not be entitled to benefits under the Plan (even if such Participant's employment terminates after his Normal Retirement Date or after the Plan is terminated under the provisions of
Section 7.2). If a Participant who has executed a covenant not to compete with Radian under the provisions of the preceding sentence fails, as determined in the sole and absolute discretion of the Compensation Committee, to comply with any term or provision of the agreement containing such covenant not to compete, neither such Participant nor the spouse of such deceased Participant under the benefit form provided for in Section 4.8 shall be entitled to any further benefit payments under the Plan.

     4.8 Benefit Form for Married Participants. A Participant who is to receive a benefit hereunder and who has been married to his spouse throughout the calendar year ending on the December 31 on which the Participant's benefit is to commence under Section 4.1, 4.2 or 4.3, as applicable, shall receive his benefit under the Plan in the form (a) that is actuarially equivalent (as determined under Section 5.2) to the benefit that the Participant would otherwise be entitled to receive under Section 4.1, 4.2 or 4.3, as applicable, if the Participant had not been married to his spouse throughout the calendar year ending on the December 31 on which the Participant's benefit is to commence under Section 4.1, 4.2 or 4.3, as applicable, (b) that makes one level of payment to the Participant on each December 31 beginning at the end of the Plan Year in which the Participant's employment with Radian terminates and ending on the last December 31 to occur while the Participant is living, and (c) if the Participant predeceases his spouse, that makes payments to the surviving spouse of the Participant on each December 31 to occur during the lifetime of the surviving spouse of the Participant that are equal to 50 percent of the payments made to the Participant under clause (b) of this Section 4.8.

			       ARTICLE 5

		 FUNDING AND ACTUARIAL CONSIDERATIONS

     5.1 General Considerations. Participants and any spouse of a deceased Participant under the benefit form provided for in
Section 4.8 have the status of general unsecured creditors of Radian and the Plan constitutes a mere promise by Radian to make benefit payments in the future. Benefits under the Plan shall constitute general obligations of Radian or of Radian's successor under Section 9.7. Any trust created by Radian and any assets held by the trust to assist it in meeting its obligations under the Plan will conform to the terms of the model trust described in Revenue Procedure 92-64. To the extent that benefits under the Plan are not paid from the Trust, such benefits shall be paid from the general assets of Radian or of Radian's successor under
Section 9.7. A Participant shall have no right to have a benefit under the Plan paid from any particular asset of Radian. The parties intend that the arrangements be unfunded for tax purposes and for purposes of Title I of ERISA.

     5.2 Actuarial Considerations. Except as provided below, as used herein, the term "actuarially equivalent" shall mean an amount of equal value when computed at an eight percent rate of interest and on the basis of the 1984 Unisex Pension Mortality Table. The preceding sentence notwithstanding, the Compensation Committee may at any time adopt such mortality and other tables as it shall deem appropriate for purposes of determining actuarially equivalent benefits under the Plan.


			       ARTICLE 6

			  PLAN ADMINISTRATION

     6.1 Compensation Committee. The Compensation Committee shall administer the Plan. It shall have the authority to interpret the Plan, to adopt and review rules relating to the Plan and to make all other determinations relating to the administration of the Plan. The Compensation Committee shall have exclusive authority (a) to determine eligibility for and to determine the time and form of benefit payments to Participants, in accordance with the terms of the Plan, and (b) to settle claims in accordance with the provisions in Article 8. The Compensation Committee shall be the named fiduciary of the Plan.

     6.2 Consultants. The Compensation Committee may employ such attorneys, accountants, actuaries, investment advisors and other agents as it deems advisable. Radian shall pay the compensation and expenses of such attorneys, accountants, actuaries, investment advisors and other agents, as well as any other expenses incurred by the Compensation Committee in the administration of the Plan.

			       ARTICLE 7

		       AMENDMENT AND TERMINATION

     7.1 Amendment. Radian reserves the right to amend the Plan at any time, including the right to amend the Plan retroactively, as long as the amendment does not reduce a Participant's vested
Targeted Benefit.

     7.2 Termination. Radian reserves the right to terminate the Plan at any time by formal action of its Board of Directors as long as the termination does not reduce a Participant's then vested Targeted Benefit. Upon termination of the Plan, distributions of the Participant's vested Targeted Benefit shall be made in accordance with the provisions of the Plan, including the provisions of Article 4, except that a Participant shall not be entitled to further vesting in his Targeted Benefit (on account of accruing additional Years of Service or on account of attaining his Normal Retirement Date) following the termination of the Plan.


			       ARTICLE 8

			   CLAIMS PROCEDURE

     8.1 Claims. A Participant or the spouse of a deceased Participant under the benefit form provided for in Section 4.8 may make a claim for benefits by filing a written claim for such benefits with the Compensation Committee, in a form that may be prescribed by the Compensation Committee, which shall set forth:
(a) the name, address and Social Security number of the Participant, (b) the period of time the Participant was employed with Radian, and (c) such other information as the Compensation Committee may require.

     8.2 Notice of Decision. If a claim is wholly or partially denied, notice of the decision, in accordance with Section 8.3, shall be furnished to the claimant within a reasonable period of time, not to exceed 90 days after the Compensation Committee's receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date on which the Compensation Committee expects to render a decision. If neither notice of denial of claim nor notice of extension of time is furnished, then such claim shall be deemed denied and the claimant may proceed with the review procedure specified in Sections 8.4 and 8.5.

     8.3 Content of Notice. The Compensation Committee shall provide every claimant who is denied a claim for benefits written notice setting forth, in a manner calculated to be understood by the claimant, the following: (a) the specific reason or reasons for the denial; (b) specific reference to pertinent Plan provisions upon which the denial is based; (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (d) an explanation of the Plan's claims review procedure, as set forth in Sections 8.4 and 8.5 below.

     8.4 Appeal Procedure. The purpose of the review procedure set forth in this Section 8.4 and in Section 8.5 is to provide a procedure by which a claimant, under the Plan, may have a reasonable opportunity to appeal denial of a claim to the Appeals Committee for a full and fair review. To accomplish that purpose, the claimant (or his duly authorized representative) may: (a) request review upon written application to the Appeals Committee;
(b) review pertinent Plan documents; and (c) submit issues and comments in writing. A claimant (or his duly authorized representative) shall request a review by filing a written application for review with the Appeals Committee within 60 days after the claimant receives written notice of the denial of his claim.

     8.5 Review Procedure. Decision on review of a denied claim shall be made in the following manner: (a) the decision on review shall be made by the Appeals Committee, which may, in its discretion, hold a hearing on the denied claim; (b) the Appeals Committee shall make its decision promptly, and not later than 60 days after the Appeals Committee receives the request for review, unless special circumstances require extension of time, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review; (c) if such an extension of time for review is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension; (d) the decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based; and (a) the decision shall be furnished to the claimant within the period set forth in
Section 8.5(b), but if the decision is not furnished within the period set forth in Section 8.5(b), the claim shall be deemed denied on review.

     8.6 Disputes. If a dispute arises with respect to any matter under this Plan, the Compensation Committee may refrain from taking any other or further action in connection with the matter involved in the controversy until the dispute has been resolved.

     8.7   Appeals Committee. For purposes of this Article 8, the
Appeals Committee shall consist of a committee of at least three but not more than five individuals appointed by the Board of Directors of Radian.


			       ARTICLE 9

			     MISCELLANEOUS

     9.1 Employment Status. A retired Participant shall not be considered an employee for any purpose.

     9.2 No Employment Rights. Nothing contained in the Plan shall be deemed to give any Participant or employee the right to be retained in the service of Radian or to interfere with the right of Radian to discharge any Participant or employee at any time regardless of the effect that such discharge would have upon him as a Participant of the Plan.

     9.3 No Salary Reduction. The Plan does not involve a reduction in salary for the Participant or the foregoing of an increase in future salary by the Participant.

     9.4 Creditor Status. The rights of Participants and any spouse of a deceased Participant under the benefit form provided for in Section 4.8 shall be solely those of unsecured general creditors of Radian or of Radian's successor under Section 9.7.

     9.5 Rights to Benefits. Any payments made in good faith and under the terms of the Plan by Radian or by the Trustee of the Trust to a Participant or to a spouse of a deceased Participant under the benefit form provided for in section 4.8 shall fully discharge Radian, the Compensation Committee and the Trustee of the Trust from all further obligations with respect to such payments. This Plan is solely between Radian and the Participant. Individuals claiming benefits under the Plan shall only have recourse against Radian or against Radian's successor under
Section 9.7 for enforcement of the Plan.

     9.6 Antialienation. Except as required by law, a Participant's rights or a spouse's rights (under Section 4.8) to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's spouse under Section 4.8. Except as required by law, no sale, transfer, alienation assignment, pledge, collateralization, or attachment of benefits under the Plan shall be valid or recognized by Radian or by the Compensation Committee.

     9.7 Change in Corporate Structure. Radian shall not merge into, be acquired by, or consolidate with any other employer unless and until such other employer agrees to assume all rights and obligations of Radian set forth in the Plan.

     9.8 Indemnification. Radian agrees to indemnify each member of the Compensation Committee and each member of the Appeals Committee against all liability arising out of the performance of his duties hereunder, except for liability resulting from the member's gross negligence or embezzlement or diversion of funds. it is expressly understood by Radian that through this indemnification provision, Radian agrees to indemnify each member of the compensation Committee and each member of the Appeals Committee against the consequences of his own negligence in the performance to his duties.

     9.9 Binding Effect. This Plan shall be binding upon and shall inure to the benefit of Radian, its successors and assigns and each Participant and his heirs, executors, administrators and legal representatives and any spouse of a deceased Participant under the benefit form provided for in Section 4.8.

     9.10 Governing Law. This Plan shall be governed by the laws of the state of Texas.

     9.11 Number and Gender. As used in the Plan, when appropriate the singular includes the plural and vice versa and the masculine includes the feminine.

Executed to be effective January 1, 1991.

				      RADIAN CORPORATION


				      By

				      Print Name:
				      Title:

EXHIBIT A

To

RADIAN CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


		Employee Number             Targeted Benefit

		     1                           $159,569
		     3                            100,024
		     4                             28,107
		     6                             35,157
		     7                             80,966
		    13                             64,640
		    33                             88,890
		   129                             12,082
		   134                             86,551
		   145                             50,882
		   170                             25,466
		   172                             19,896
		   191                                  0
		   225                             14,608
		   331                            104,235
		   390                             22,569
		   818                             53,716
		   966                             18,125
		  1415                             55,784
		  1696                             25,066
		  5711                             62,972